Exhibit 10.1

Execution Version

780 DEDHAM STREET
CANTON, MASSACHUSETTS

OFFICE LEASE AGREEMENT

BETWEEN

780 DEDHAM STREET HOLDINGS, LLC

(“LANDLORD”)

AND

COLLEGIUM PHARMACEUTICAL, INC.

(“TENANT”)

TABLE OF CONTENTS

I.	Basic Lease Information	1

II.	Lease Grant	3

III.	Possession	3

IV.	Rent	4

V.	Compliance with Laws; Use	8

VI.	Security Deposit	9

VII.	Services to be Furnished by Landlord	9

VIII.	Leasehold Improvements	10

IX.	Repairs and Alterations	10

X.	Use of Electrical Services by Tenant	12

XI.	Entry by Landlord	12

XII.	Assignment and Subletting	12

XIII.	Liens	14

XIV.	Indemnity and Waiver of Claims	14

XV.	Insurance	15

XVI.	Subrogation	16

XVII.	Casualty Damage	16

XVIII.	Condemnation	17

XIX.	Events of Default	17

XX.	Remedies	18

XXI.	Limitation of Liability	19

XXII.	No Waiver	20

XXIII.	Quiet Enjoyment	20

XXIV.	Relocation	20

XXV.	Holding Over	20

XXVI.	Subordination to Mortgages; Estoppel Certificate	20

XXVII.	Attorneys’ Fees	21

XXVIII.	Notice	21

XXIX.	Excepted Rights	21

XXX.	Surrender of Premises	22

XXXI.	Miscellaneous	22

XXXII.	Entire Agreement	24

i

OFFICE LEASE AGREEMENT

This Office Lease Agreement (the “Lease”) is made and entered into as of the 28nd day of August, 2012, by and between 780 DEDHAM STREET HOLDINGS, LLC, a Maryland limited liability company (“Landlord”) and COLLEGIUM PHARMACEUTICAL, INC.,  a Delaware corporation (“Tenant”).

I.                                        Basic Lease Information.

A.                                    “Building” shall mean the building located at 780 Dedham Street, Canton, Massachusetts 02021.

B.                                    “Rentable Square Footage of the Building” is deemed to be 82,043 square feet.

C.                                    “Premises” shall mean the area shown on Exhibit A to this Lease and is currently designated “Suite 800”.  The Premises are located on the first floor of the Building.  The “Rentable Square Footage of the Premises” is deemed to be 9,675 square feet.  All restroom facilities located in the Premises shall be considered part of the Premises. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured.

D.                                    “Base Rent”:

Period	Annual Rate Per Square Foot	Annual Base Rent	Monthly Base Rent

January 1, 2013 — December 31, 2013	$10.00	$96,750.00	$8,062.50	*

January 1, 2014 — December 31, 2014	$10.50	$101,587.50	$8,465.63

January 1, 2015 — December 31, 2015	$11.00	$106,425.00	$8,868.75

January 1, 2016 — December 31, 2016	$11.50	$111,262.50	$9,271.88

January 1, 2017 — December 31, 2017	$12.00	$116,100.00	$9,675.00

E.                                     “Tenant’s Pro Rata Share”: 11.8%.

F.                                      “Term”:  A period of approximately sixty-two (62) calendar months, subject to Tenant’s option to extend the Term, as set forth in Exhibit E attached hereto and incorporated herein.  The Term shall commence on the earlier of date the Tenant Improvements (defined in Exhibit D below) are Substantially Complete (defined in Exhibit D below) or November 1, 2012 (the “Commencement Date”) and, unless terminated early or extended in accordance with this Lease, end on

December 31, 2017 (the “Termination Date”).  Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as Exhibit C.

G.                                    Tenant Allowance(s): $18.00 per Rentable Square Foot of the Premises for Tenant Improvements (the “Improvement Allowance”), plus $0.08 per Rentable Square Foot of the Premises for preparation of test-fit plans (the “Test-Fit Allowance”), plus a $17.00 reimbursable allowance for Tenant Improvements (the “Reimbursable Allowance”) all as more particularly set forth in Exhibit D.

H.                                   “Security Deposit”:  $80,625.00, subject to Section VI below, in the form of a Letter of Credit.

I.                                        Intentionally Omitted.

J.                                        “Broker(s)”:  Cassidy Turley FHO (“Tenant’s Broker”) and Richards Barry Joyce & Partners, LLC (“Landlord’s Broker”).

K.                                   “Permitted Use”:  General office use and, to the extent permitted by applicable zoning and other Laws, pharmaceutical laboratory use.

L.                                     “Notice Addresses”:

Notices to Tenant prior to the date the Tenant Improvements are Substantially Completed:

Mike Heffernan
Collegium Pharmaceutical, Inc.
400 Highland Corporate Drive
Cumberland, RI  02864
Fax #: (401) 762-2043

Notices to Tenant after such date shall be sent to the Premises Attention: Mike Heffernan.

In each event, with a copy to:

Robert Chow, Esquire
Pepper Hamilton LLP
19th Floor, High Street Tower
125 High Street
Boston, MA  02110-2736
Fax #:  866.210.9799

Notices to Landlord shall be sent to:

780 Dedham Street Holdings, LLC
c/o Lincoln Property Company
***

Attn:  Property Manager
Fax #: ***

With a copy to:

780 Dedham Street Holdings, LLC
c/o CWCapital Asset Management
***
Attn:  Brian Conklin
Fax #: ***

Rent (defined in Section IV.A) is payable to the order of 780 Dedham Street Holdings, LLC at the following address:

780 Dedham Street Holdings LLC

c/o Lincoln Property Company

***

M.                                 “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”).  Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

N.                                    Intentionally Omitted.

O.                                    “Law(s)” means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

P.                                      “Normal Business Hours” for the Building are 8:00 a.m. to 6:00 p.m. on Business Days.

Q.                                    “Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the Building garage and other improvements serving the Building, if any, and the parcel(s) of land on which they are located.

II.                                   Lease Grant.

Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas and lobby areas (the “Common Areas”).  Except as otherwise expressly set forth in this Lease, and subject to the rules and regulations described in Article V below, Tenant shall have access to the Premises and Common Areas necessary for access to and the use and occupancy of the Premises on a 24-hour, 7 day per week basis during the Term.

III.                              Possession.

A.                                    [Intentionally Omitted]

B.                                    Subject to Landlord’s delivery of Premises with the base building systems in good working order, the Premises are accepted by Tenant in “as is” condition and configuration. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition and that there are no representations or warranties by Landlord, express or implied, regarding the condition of the Premises or the Building or any permitted use thereof.  If Landlord is delayed delivering possession of the Premises or any other space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space.  Landlord represents that as of the date hereof the Premises is vacant and no parties other than Landlord and Tenant have any right to use and occupy the Premises.

C.                                    Landlord acknowledges that Tenant intends to take possession of and use and occupy the Premises before the Commencement Date, such possession and use and occupancy shall be subject to the terms and conditions of this Lease and except for the cost of services requested by Tenant (e.g. after-hours HVAC usage), Tenant shall not be required to pay Rent for any days of possession and use and occupancy before the Commencement Date.  Landlord shall provide Tenant with access to the Premises immediately following the later of (i) the full-execution and delivery of this Lease by Landlord and Tenant and (ii) Landlord’s receipt of all certificates of insurance required of Tenant under this Lease.

IV.                               Rent.

A.                                    Payments.  As consideration for this Lease, Tenant shall pay Landlord, without any setoff or deduction, the total amount of Base Rent and Additional Rent due for the Term. “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord pursuant to this Lease.  Additional Rent and Base Rent are sometimes collectively referred to as “Rent”. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law.  Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant.  All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord.  All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord.  If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to 5% of the past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a given calendar year. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant’s Pro Rata Share of Expenses (defined in Section IV.C.) and Taxes (defined in Section IV.D.) for the month shall be prorated based on the number of days in such calendar month.  Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due.  No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party’s right to recover the balance or pursue other available remedies.  Tenant’s covenant to pay Rent is independent of every other covenant in this Lease. The foregoing sentence shall not derogate from Tenant’s rights to any abatement of Rent expressly set forth in Section VII.B. below.

B.                                    Payment of Tenant’s Pro Rata Share of Expenses and Taxes.  Commencing on the Commencement Date, Tenant shall pay Tenant’s Pro Rata Share of the total amount of Expenses (defined in Section IV.C.) and Taxes (defined in Section IV.D) for each calendar year during the Term.  On or before December 1 of each calendar year during the Term, Landlord shall provide Tenant with a good faith estimate of the total amount of Expenses and Taxes for each calendar year during the Term.  On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of the total amount of Expenses and Taxes. If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate one time per calendar year.  After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate.  If Landlord does not provide Tenant with an estimate of the total amount of Expenses and Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate until Landlord provides Tenant with the new estimate.  Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate.  Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate.  Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a reasonably detailed statement of the actual amount of Expenses and Taxes for the prior calendar year and Tenant’s Pro Rata Share of the actual amount of Expenses and Taxes for the prior calendar year.  If the estimated amount of Expenses and Taxes for the prior calendar year is more than the actual amount of Expenses and Taxes for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due, if any.  If the estimated amount of Expenses and Taxes for the prior calendar year is less than the actual amount of Expenses and Taxes for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses and Taxes, any underpayment for the prior calendar year.

C.                                    Expenses Defined.  “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property, including, but not limited to:

1.                                      Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans.

2.                                      Management fees, the cost of equipping and maintaining a management office, accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs.  Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services), provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arms-length contract for such services with an unaffiliated entity of comparable skill and experience.

3.                                      Costs incurred by Landlord pursuant to the terms of Section IX hereof.

4.                                      The cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment.

5.                                      Premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable office buildings.

6.                                      Electrical Costs (defined below) and charges for water, gas, steam and sewer, but excluding those charges for which Landlord is reimbursed by tenants.  “Electrical Costs” means:  (a) charges paid by Landlord for electricity for the Property; and (b) costs incurred in connection with an energy management program for the Property.  Electrical Costs shall be adjusted as follows:  (i) amounts received by Landlord as reimbursement for above standard electrical consumption shall be deducted from Electrical Costs; (ii) the cost of electricity incurred to provide overtime HVAC to specific tenants shall be deducted from Electrical Costs; and (iii) if Tenant is billed directly for the cost of building standard electricity to the Premises as a separate charge in addition to Base Rent, the cost of electricity to individual tenant spaces in the Building shall be deducted from Electrical Costs.

7.                                      The amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made to the Property which are:  (a) performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Property; or (b) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease.  The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or Landlord’s reasonable estimate of the useful life of such improvement.  The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement.  “Payback

Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement.

If Landlord incurs Expenses for the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Property and the other buildings or properties.  Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; interest (except as provided above for the amortization of capital improvements); principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, including rental abatements and construction allowances, granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes (defined in Section IV.D) or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; and any of the items set forth on Exhibit F.  If the Building is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building at any time during a calendar year, Expenses shall, at Landlord’s option, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building during that calendar year. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy of the Building.

D.                                    Taxes Defined.  “Taxes” shall mean:  (1) all real estate taxes and other assessments on the Building and/or Property, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (3) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, profits, capital levy, franchise, capital stock, gift, estate or inheritance tax.  If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year, provided that any assessments included in Taxes that are payable in installments shall be paid over the longest period of time permitted by law.  For all other real estate taxes, Taxes for that year shall, at Landlord’s election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord’s election shall be applied consistently throughout the Term.  If a change in Taxes is obtained for any year of the Term, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment.

E.                                     Audit Rights.  Tenant may, within 90 days after receiving Landlord’s statement of Expenses, give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year that is the subject of such statement.  Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review and such records shall remain available for sixty (60) days following Tenant’s receipt of Landlord’s written notice stating that such records are available (the “Review Period”).  If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records.  If Tenant retains an agent to review Landlord’s records, the agent must be with a licensed CPA firm.  Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit unless such audit reveals that Landlord overstated all Expenses and Taxes for such calendar year by more than five percent (5%), in which case Landlord shall reimburse Tenant for its reasonable out-of-pocket audit expenses.  Within 60 days after the expiration of the Review Period, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses and Taxes for that year.  If Tenant fails to give Landlord an Objection Notice within the 60-day period or fails to provide Landlord with a Review Notice within the 90-day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and Taxes and shall be barred from raising any claims regarding the Expenses and Taxes for that year.  If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice.  If Landlord and Tenant determine that Expenses and/or Taxes for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant.  Likewise, if Landlord and Tenant determine that Expenses and/or Taxes for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days.  The records obtained by Tenant shall be treated as confidential.  In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses or Taxes if Tenant is not then current in the payment of all Rent then due and owing under this Lease.  Notwithstanding the issuance of a Review Notice or Objection Notice, Tenant shall pay all amounts set forth in the statement of Expenses pending resolution of the matters raised in the Objection Notice.

V.                                    Compliance with Laws; Use.

The Premises shall be used only for the Permitted Use and for no other use whatsoever.  Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord’s reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building.  Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises.  Tenant, within 10 days after receipt, shall provide Landlord with copies of any written notices it receives regarding a violation or alleged violation of any Laws with respect to the Property.  Tenant shall comply with the rules and regulations of the Building attached as Exhibit B and such other reasonable rules and regulations adopted by Landlord from time to time so long as such other rules and regulations do not materially derogate from Tenant’s rights under this Lease.  Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all such rules and regulations.  Landlord shall not knowingly discriminate against Tenant in Landlord’s enforcement of the rules and regulations.  Notwithstanding anything to the contrary in this Lease, Landlord shall comply with all Laws applicable to those items that are Landlord’s responsibility pursuant to Section IX.B; provided, however, that Landlord shall have no liability to Tenant for non-compliance with such Laws unless, subject to the provisions of this Lease (including without limitation Sections XIV, XVI and XXI), such non-compliance results in a breach of Landlord’s express obligations under this Lease.  Landlord represents that, as of the date hereof, Landlord, to its actual knowledge, has received no written notice from any applicable governmental authorities that the Premises is not in compliance with applicable Law.

VI.                               Security Deposit.

A.                                    The Security Deposit shall be delivered to Landlord in the form of a letter of credit complying with the LOC Criteria (defined below) (the “Letter of Credit”) upon the execution of this Lease by Tenant and shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations.  The Security Deposit is not an advance payment of Rent or a measure of Tenant’s liability for damages.  Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Rent or to cure any uncured default by Tenant that remains uncured following all applicable grace, notice and cure periods.  If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant (or shall return the original Letter of Credit and all amendments thereto) within forty-five (45) days after the later to occur of: (1) the determination of Tenant’s Pro Rata Share of Expenses and Taxes for the final year of the Term (which shall be made within 120 days following the expiration or earlier termination of the Lease); (2) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (3) the Termination Date.  If Landlord transfers its interest in the Premises, Landlord may assign or transfer the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

B.                                    The Letter of Credit (and any renewals or replacements thereof) shall:

(i)                                     be in the initial amount of $80,625.00;

(ii)                              be issued on a form reasonably acceptable to Landlord, Landlord hereby acknowledging that the form attached hereto as Exhibit G is acceptable to Landlord;

(iii)                           name Landlord as its beneficiary;

(iv)                          be transferable in whole and not in part by Landlord to Landlord’s transferee, without Tenant’s approval, should Landlord transfer or convey its interest in the Premises;

(v)                             be drawn on an FDIC insured financial institution reasonably satisfactory to the Landlord and having a minimum corporate credit rating from Standard and Poor’s Professional Rating Service of “A” or a comparable minimum credit rating from Moody’s Professional Rating Service; Landlord hereby agreeing that Silicon Valley Bank is acceptable to Landlord as the issuer of the Letter of Credit;

(vi)                          be for a term of not less than one (1) year; and

(vii)                       allow draws on the Letter of Credit (I) at a bank counter located within the greater metropolitan Boston, MA area and greater metropolitan Washington, DC area and/or (II) by facsimile ((i) - (vii) being referred to herein as the “LOC Criteria”).

C.                                    Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew, replace or amend the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least forty-five (45) days after the Termination Date.  If (x) Tenant fails to furnish such renewal or replacement at least thirty (30) days prior to the stated expiration date of the Letter of Credit then held by Landlord and/or (y) the corporate credit rating of the issuing institution drops below the minimum set forth above, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a cash Security Deposit pursuant to the terms of this Section VI. Any renewal, replacement or amendment of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above.  If Landlord draws on the Letter of Credit as permitted in this Lease, then, within five (5) Business Days following written demand of Landlord, Tenant shall restore the amount available under the Letter of Credit to its original amount by providing Landlord with an amendment to the Letter of Credit evidencing that the amount available under the Letter of Credit has been restored to its original amount.  Should Landlord elect to draw the full amount of the Letter of Credit, Tenant expressly waives any rights it might otherwise have to prevent Landlord from drawing on the Letter of Credit and agrees that an action for direct damages and not injunctive or other equitable relief shall be Tenant’s sole remedy in the event Tenant disputes Landlord’s claims to any such amounts.

D.                                    Landlord shall have the right to pledge or assign its interest in the Security Deposit (including the Letter of Credit and proceeds thereof) to any lender holding a security interest in the Premises. In the event of a sale or transfer of Landlord’s estate or interest in the property of which the Premises is a part,

Landlord shall have the right to transfer the Security Deposit (including the Letter of Credit and proceeds thereof), to the extent not applied as set forth above, to the vendee or transferee as the new landlord under this Lease, and to the extent the Security Deposit (including the Letter of Credit and proceeds thereof to the extent not applied as set forth above) is so transferred, Landlord shall be considered released by Tenant from all liability for the return of the Security Deposit (including the Letter of Credit and proceeds thereof). No mortgagee or purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all of such sums or the return of any Letter of Credit (or any other or additional Security Deposit or other payments made by Tenant under the provisions of this Lease), unless Landlord has actually delivered the Security Deposit (including the Letter of Credit and proceeds thereof), to such mortgagee or purchaser. If requested by any such mortgagee or purchaser, Tenant shall obtain an amendment to the Letter of Credit that names such mortgagee or purchaser as the beneficiary thereof in lieu of Landlord.

E.                                     If the Security Deposit is then held by Landlord as a Letter of Credit, then, provided there has been no Default under the Lease on or prior to January 1, 2014 (the “First Burn-down Date”), the amount of the Security Deposit shall reduce to $64,500.00 upon Tenant’s delivery to Landlord of either (i) a replacement Letter of Credit conforming with the LOC Criteria in such amount, and Landlord shall return to Tenant the existing Letter of Credit held by Landlord within fifteen (15) days following the later of the First Burn-down Date or the date the $64,500.00 replacement Letter of Credit is received or (ii) an amendment to the then-existing Letter of Credit conforming with the LOC Criteria in such amount, provided that Landlord shall have first received from the bank or Tenant a request for Landlord’s consent to such amendment, Landlord agreeing that it shall provide its consent thereto and deliver such consent to the bank that issued to the Letter of Credit (on such bank’s form, if applicable) unless Tenant is in Default under this Lease on or prior to the First Burn-down Date.  Prior to the later of Landlord’s receipt of the $64,500.00 replacement Letter of Credit (or amendment, if applicable) and the First Burn-down Date, Landlord shall be entitled, pursuant to the terms of this Section VI, to draw up to the full amount of the $80,625.00 Letter of Credit as if such amount thereof was the then-current Security Deposit.  If Tenant is in Default under this Lease on or prior to Landlord’s receipt of the $64,500.00 replacement Letter of Credit (or amendment, if applicable), then effective as of the date of such Default Tenant shall not be entitled to the reduction in the amount of the Security Deposit, and the amount of the Security Deposit shall remain at $80,625.00 for the remainder of the Term.  If the Security Deposit is then held by Landlord as cash pursuant to Section VI.C. above, then, provided there has been no Default under the Lease on or prior to the First Burn-down Date, the amount of the Security Deposit shall reduce to $64,500.00 upon the First Burn-down Date, and Landlord shall return the balance to Tenant within fifteen (15) days following the First Burn-down Date.  If Tenant is in Default under this Lease on or prior to the First Burn-down Date, then effective as of the date of such Default Tenant shall not be entitled to the reduction in the amount of the Security Deposit, and the amount of the Security Deposit shall remain at $80,625.00 for the remainder of the Term.

F.                                      If the Security Deposit is then held by Landlord as a Letter of Credit, then, provided there has been no Default under the Lease on or prior to January 1, 2015 (the “Second Burn-down Date”), the amount of the Security Deposit shall reduce to $48,375.00 upon Tenant’s delivery to Landlord of either (i) a replacement Letter of Credit conforming with the LOC Criteria in such amount, and Landlord shall return to Tenant the existing Letter of Credit held by Landlord within fifteen (15) days following the later of the Second Burn-down Date or the date the $48,375.00 replacement Letter of Credit is received or (ii) an amendment to the then-existing Letter of Credit conforming with the LOC Criteria in such amount, provided that Landlord shall have first received from the bank or Tenant a request for Landlord’s consent to such amendment, Landlord agreeing that it shall provide its consent thereto and deliver such consent to the bank that issued to the Letter of Credit (on such bank’s form, if applicable) unless Tenant is in Default under this Lease on or prior to the Second Burn-down Date.  Prior to the later of Landlord’s receipt of the $48,375.00 replacement Letter of Credit (or amendment, if applicable) and the Second Burn-down Date, Landlord shall be entitled, pursuant to the terms of this Section VI, to draw up to the full amount of the Letter of Credit then held by Landlord as if such amount thereof was the then-current Security Deposit.  If Tenant is in Default under this Lease on or prior to Landlord’s receipt of the $48,375.00 replacement Letter of Credit (or amendment, if applicable), then effective as of the date of such Default Tenant shall not be entitled to the reduction in the amount of the Security Deposit, and the amount of the Security Deposit shall remain at $64,500.00 for the remainder of the Term.  If the Security Deposit is then held by Landlord as cash pursuant to Section VI.C. above, then, provided there has been no Default under the Lease on or prior to the Second Burn-down Date, the amount of the Security Deposit shall reduce to $48,375.00 upon the Second Burn-down Date, and Landlord shall return the balance to Tenant within fifteen (15) days following the Second Burn-down Date.  If Tenant is in Default under this Lease on or prior to the Second Burn-down Date, then effective as of the date of such Default Tenant shall not be entitled to the reduction in the amount of the Security Deposit, and the amount of the Security Deposit shall remain at $64,500.00 for the remainder of the Term.

G.                                    To the extent Landlord is ever in possession of more than one Letter of Credit following the First Burn-down Date and/or Second Burn-down Date, Landlord shall only be entitled to draw upon the Letter of Credit then matching the amount of the Security Deposit under this Lease (subject to Tenant’s obligation to replenish the amount available under the Letter of Credit as set forth in Section 6.C. above).  To the extent Landlord is ever in possession of both an unapplied cash Security Deposit and a Letter of Credit Security Deposit, Landlord shall only be entitled to draw from either or both sources an amount not more than the then-current amount of the Security Deposit in the aggregate, provided that the foregoing shall in no event limit Tenant’s obligation to replenish the cash Security Deposit and/or the amount available under the Letter of Credit as set forth in Sections 6.A. and 6.C. above, as applicable.

VII.                          Services to be Furnished by Landlord.

A.                                    Landlord agrees to furnish Tenant with the following services: (1) water service for use in the lavatories and any kitchen area in the Premises; (2) heat and air conditioning equipment serving the Premises (Tenant shall be responsible for the cost of all utilities serving such heat and air conditioning equipment); (3) maintenance and repair of the Property as described in Section IX.B.; (4) landscaping and snowplowing of Common Areas exterior to the Building; (5) electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in Article X; and (6) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

B.                                    Landlord’s failure to furnish, or any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord (a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, is made untenantable for a period in excess of 3 consecutive Business Days as a result of the Service Failure, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored.  If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant. In no event, however, shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant’s Property (defined in Article XV), arising out of or in connection with the failure of any security services, personnel or equipment.

VIII.                     Leasehold Improvements.

All improvements to the Premises (collectively, “Leasehold Improvements”) shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. However, Landlord, by written notice to Tenant within 30 days prior to the Termination Date, may require Tenant to remove, at Tenant’s expense: (1) Cable (defined in Section IX.A) installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; and (2) any Leasehold Improvements that are performed by or for the benefit of Tenant and, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”).  Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems, laboratory equipment and structural alterations and modifications of any type.  The Required Removables designated by Landlord shall be removed by Tenant before the Termination Date.  Tenant shall repair damage caused by the installation or removal of Required Removables.  If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant’s expense, may remove and dispose of the Required Removables and perform the required repairs.  Tenant, within 30 days after receipt of an invoice, shall reimburse Landlord for the reasonable costs of same incurred by Landlord.  Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration (defined in Section IX.C), may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration will be designated as a Required Removable.  Within 10 business days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the Alteration, if any, will be considered to be Required Removables.

IX.                              Repairs and Alterations.

A.                                    Tenant’s Repair Obligations.  Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair obligations include, without limitation, repairs to: (1) floor covering; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, “Cable”) that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; (6) air conditioning and heating units exclusively serving the Premises; (7) private showers and kitchens, including hot water heaters, plumbing, and similar facilities serving Tenant exclusively; and (8) Alterations performed by contractors retained by Tenant, including related HVAC balancing.  All work shall be performed in accordance with the rules and procedures described in Section IX.C. below.  If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

B.                                    Landlord’s Repair Obligations.  Landlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Common Areas of the Building; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; (6) elevators serving the Building and (7) the base building sprinkler system serving the Premises. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible.

C.                                    Alterations.  Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Premises or other portions of the Building (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”):  (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; (4) does not require work to be performed inside the walls or above the ceiling of the Premises; and (5) the cost is not in excess of $50,000.00 in any one calendar year.  However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Section IX.C.  Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building systems provided that if such contractors are affiliated or related to Landlord or its affiliates then such contractors must charge competitive market rates); copies of contracts; necessary permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord (provided that no security shall be required for the Tenant Improvements).  Changes to the plans and specifications must also be submitted to Landlord for its approval.  Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality reasonably designated by Landlord as the minimum standard for the Building.  Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed.  Tenant shall reimburse Landlord within 30 days after receipt of an invoice for reasonable and actual sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations; provided that (i) “third-party examination” shall not include review by Landlord’s property manager, (ii) plans shall not be sent for third party review unless Landlord’s property manager reasonably determines that it does not have the internal expertise to review a certain component of the plans (e.g., without limitation, review requiring expertise of a structural engineer)  (iii) in the event the cost of such third party review would in Landlord’s reasonable estimation exceed $1,500, Landlord will notify Tenant in sufficient time so that the approval request for an Alteration may be modified or withdrawn; and (iv) this sentence shall not be applicable to the initial Tenant Improvements (which shall insteadbe governed by the Work Letter attached hereto as Exhibit D).  In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations equal to 5% of the permitted cost of the non-Cosmetic Alterations; provided that no such fee shall be due for the initial Tenant Improvements.  Upon completion, Tenant shall furnish “as-built” plans (except for Cosmetic Alterations), completion affidavits, full and final waivers of lien and receipted bills covering all labor and materials.  Tenant shall assure that the Alterations comply with (i) all Laws and (ii) all insurance requirements set forth in this Lease and/or provided to Tenant in writing from Landlord’s insurers.  Landlord’s approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant’s use.

X.                                   Use of Utility Services by Tenant.

A.                                    Electricity, gas and water/sewer used by Tenant in the Premises shall be paid for by Tenant by separate charge billed by the applicable utility company and payable directly by Tenant.  Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges.  Landlord shall have the exclusive right to select any company providing electrical, gas and water/sewer service to the Premises, to aggregate the electrical service for the Property and Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity.

B.                                    Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity or overall load 12 watts per rentable square foot of the Premises.  If Tenant requests permission to consume excess electrical service, Landlord may refuse to consent or may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by Law), installation and maintenance costs shall be paid by Tenant.

XI.                              Entry by Landlord.

Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants’ premises.  Except in emergencies or to provide Building services after Normal Business Hours, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally to Tenant’s office manager.  If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions.  However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours.  Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent.  Notwithstanding anything to the contrary herein, except in the event of emergency, in which case no escort shall be required, Landlord shall only be permitted to enter the areas of the Premises labeled as “Limited Access Area” on Exhibit A (the “Limited Access Areas”) when accompanied by a representative of Tenant.  Landlord shall have no obligation to provide any services requiring access to a Limited Access Area requested or required of Landlord under this Lease if no Tenant representative is made available at the time Landlord elects to provide such service.

XII.                         Assignment and Subletting.

A.                                    Except in connection with a Permitted Transfer (defined in Section XII.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld if Landlord does not elect to exercise its termination rights under Section XII.B below.  Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if:  (1) the proposed transferee’s financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee’s business would result in a violation of another tenant’s rights; (3) the proposed transferee is a governmental agency; (4) the proposed transferee is an occupant of the Building and Landlord then has other space available in the Building to meet such transferee’s requirements (or such space is reasonably expected to become available within ninety (90) days of Tenant’s request); (5) Tenant is in default which is then continuing after the expiration of the notice and cure periods in this Lease; or (6) any portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant’s sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment.  Any attempted Transfer in violation of this Article shall, at Landlord’s option, be void.  Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

B.                                    As part of its request for Landlord’s consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request.  Landlord shall, by written notice to Tenant within 20 days of its receipt of the required information and documentation, (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord; (2) reasonably refuse to consent to the Transfer in writing; or (3) elect to terminate this Lease with respect to the portion of the Premises that Tenant is proposing to assign or sublet.  Any such termination shall be effective on the proposed effective date of the Transfer for which Tenant requested consent.  Tenant shall pay Landlord a review fee of $1,000.00 for Landlord’s review of any requested Transfer, provided if Landlord’s actual reasonable costs and expenses (including reasonable attorney’s fees) exceed $1,000.00, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee (not to exceed $10,000).  No review fee shall be required for a Permitted Transfer.

C.                                    Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer.  Tenant shall pay Landlord for Landlord’s share of any excess within 30 days after Tenant’s receipt of such excess consideration.  Tenant may first deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer (other than Landlord’s review fee), including brokerage fees, legal fees, tenant concessions and construction costs.  If Tenant is in Monetary Default (defined in Section XIX.A. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord’s share of any excess).  This Section XII.C. shall not apply to a Permitted Transfer.

D.                                    Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority of the voting shares/rights at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer.  The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed.

E.                                     Tenant may (x) assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation, reorganization or similar transaction resulting in a change of control of Tenant or (y) assign this Lease or sublease all or any portion of the Premises to an Affiliate (defined below), in each case without the consent of Landlord, provided that all of the following conditions are satisfied  (a “Permitted Transfer”):  (1) Tenant is not then in Default under this Lease; (2) Tenant’s successor shall own all or substantially all of the assets of Tenant; (3) Tenant’s successor shall have a net worth which is at least equal to Tenant’s net worth at the date of this Lease; (4) the permitted use under the Transfer document does not allow the Premises to be used for retail purposes or any other purpose not permitted under this Lease; and (5) Tenant shall give Landlord written notice at least 10 days prior to the effective date of the proposed Permitted Transfer  Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied.  If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement.  Notwithstanding any such Permitted Transfer, the original Tenant named above shall remain primarily liable under the Lease.  “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant (for such period of time as such entity continues to be controlled by, controlling or under common control with Tenant, it being agreed that the subsequent sale or transfer of stock resulting in a change in voting control, or any other transaction(s) having the overall effect that such entity ceases to be controlled by, controlling or under common control with Tenant, shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this Lease governed by the provisions of this Section).

XIII.                    Liens.

Tenant shall not permit mechanic’s or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or upon the request of Tenant.  If a lien is so placed, Tenant shall, within 15 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law.  If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien.  Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys’ fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord.  Notwithstanding anything to the contrary in this Lease, Landlord waives all statutory and contractual liens (other than judgment liens) which it may be entitled to assert against any of Tenant’s property as security for the payment of Rent or the performance of any other obligation of Tenant hereunder.

XIV.                     Indemnity and Waiver of Claims.

A.                                    Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, shareholders, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article XXVI) and agents (“Landlord Related Parties”) harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law), which are imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant’s transferees, contractors or licensees on or about the Property.

B.                                    Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), Landlord shall indemnify, defend and hold Tenant, its trustees, members, shareholders, principals, beneficiaries, partners, officers, directors, employees, lenders and agents (“Tenant Related Parties”) harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law), which are imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord’s contractors on or about the Property.

C.                                    Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives  with respect to Landlord and the Landlord Related Parties, all claims for loss or damage to Tenant’s business or loss, theft or damage to Tenant’s Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord.  Tenant shall insure itself against such losses under Article XV below.

XV.                          Insurance.

Tenant shall carry and maintain the following insurance (“Tenant’s Insurance”), at its sole cost and expense:  (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $3,000,000.00; (2) All Risk Property/Business Interruption Insurance, excluding flood and earthquake, written at replacement cost value and with a replacement cost endorsement covering all of Tenant’s trade fixtures, equipment, furniture and other personal property within the Premises (“Tenant’s Property”); (3) environmental site liability coverage providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (4) Workers’ Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (5) Employers Liability Coverage of at least $1,000,000.00 per occurrence.  Any company writing any of Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII.  All Commercial General Liability Insurance and environmental site liability policies shall name Tenant as a named insured and Landlord (or any successor), Lincoln Property Company, and their successors and assigns as their interest shall appear, as additional insureds.  All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord at least 30 days’ advance written notice of any change, cancellation, termination or lapse of insurance.  Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 15 days prior to the expiration of the insurance coverage.  So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value, as reasonably estimated by Landlord.  Except as specifically provided to the contrary, the limits of either party’s insurance shall not limit such party’s liability under this Lease.

XVI.                     Subrogation.

Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, shareholders, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant’s Property, the Building, the Premises, any additions or improvements to the Building, Premises or the Property, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried or if Tenant had otherwise carried coverage for broad form water damage including earthquake sprinkler leakage) covered by insurance.

XVII.                Casualty Damage.

A.                                    If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing.  During any period of time that all or any portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.  Landlord shall have the right to terminate this Lease if:  (1) the Building shall be damaged so that, in Landlord’s reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged) and Landlord terminates all other leases in the Building; (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; (5) a material uninsured loss to the Building occurs; (6) any restoration would be considered “construction” with respect to the Premises within the meaning of Treas. Reg. Section 1.856; or (7) such restoration would not be permitted under the Pooling and Servicing Agreement dated July 1, 2007 by and between J.P.

Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wachovia Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer and Lasalle Bank National Association, as Trustee, to which the Landlord is subject.  Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 60 days after the date of the casualty.  Tenant shall have the right to terminate this Lease if:  (I) Landlord is not permitted by Law to rebuild the portion of the Building in which the Premises is located to substantially the same form as existed before the fire or casualty or (II) the Premises have been materially damaged (i.e. at least 33% is not habitable) and there is less than 1 year of the Term remaining on the date of the casualty.  Tenant may exercise its right to terminate this Lease by notifying Landlord in writing within 60 days after the date of the casualty.  If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease).  If such repair and restoration is not completed within two hundred seventy (270) days of the casualty, then Tenant shall have the right to terminate this Lease at any time thereafter until such completion occurs by notifying Landlord in writing. Landlord shall not be liable for any loss or damage to Tenant’s Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage.  Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

B.                                    If all or any portion of the Premises shall be made untenantable by fire or other casualty, and Landlord has not elected to terminate this Lease pursuant to Section XVII.A above, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (“Completion Estimate”).  If the Completion Estimate indicates that the Premises cannot be made tenantable within 270 days from the date the repair and restoration is started, then regardless of anything in Section XVII.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 business days after receipt of the Completion Estimate.  Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of Tenant, Tenant Related Parties or any of Tenant’s transferees, contractors or licensees.  If the Premises have been materially damaged (i.e. at least 33% is not habitable) and Landlord has not commenced repairs within ninety (90) days after delivery of the Completion Estimate to Tenant (which 90-day period shall be extended due to Force Majeure and/or delay in obtaining insurance proceeds not within Landlord’s reasonable control), then Tenant may terminate this Lease upon five (5) days prior written notice given to Landlord at any time following such 90-day period (as may be extended), provided such termination right shall be void in the event Landlord has commenced such repairs on or before the end of such 5-day period after Tenant’s termination notice.

XVIII.           Condemnation.

Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”).  Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building’s use prior to the Taking and Landlord terminates all other leases in the Building.  In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking.  Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs.  If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant’s Pro Rata Share shall, if applicable, be appropriately adjusted.  In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs.  All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant.  However, Tenant may file a separate claim at its sole cost and expense for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.

XIX.                    Events of Default.

Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default (each, a “Default”):

A.                                    Tenant’s failure to pay when due all or any portion of the Rent, if the failure continues for five (5) Business Days after written notice to Tenant (“Monetary Default”).

B.                                    Tenant’s failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 30 days after written notice to Tenant.  However, if Tenant’s failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as:  (1) Tenant commences to cure the failure within 30 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease.  However, if Tenant’s failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant.  In addition, if Landlord provides Tenant with notice of Tenant’s failure to comply with any particular term, provision or covenant of the Lease on 3 occasions during any 12 month period, Tenant’s subsequent violation of such term, provision or covenant shall, at Landlord’s option, be an incurable event of default by Tenant.

C.                                    Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

D.                                    The leasehold estate is taken by process or operation of Law.

XX.                         Remedies.

A.                                    Upon any Default, Landlord shall have the right without notice or demand (except as provided in Article XIX) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

1.                                      Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord.  If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant’s Property and any party occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of Tenant’s default, whether by Landlord’s inability to relet the Premises on satisfactory terms or otherwise, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises.  “Costs of Reletting” shall include all costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

2.                                      Terminate Tenant’s right to possession of the Premises and, in compliance with applicable Law, expel and remove Tenant, Tenant’s Property and any parties occupying all or any part of the Premises.  In the event Landlord terminates Tenant’s right to possession, Landlord shall use commercially reasonable efforts to relet all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion shall determine.  Landlord may collect and receive all rents and other income from the reletting.  Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises.  Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent.  The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease unless a written notice of termination is given to Tenant.

3.                                      In lieu of calculating damages under Sections XX.A.1 or XX.A.2 above, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined in Section XX.B. below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

B.                                    Unless expressly provided in this Lease, the repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under the Lease.  No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.  If Landlord declares Tenant to be in Default, Landlord shall be entitled to receive interest on any unpaid item of Rent that is due and payable at a rate equal to the Prime Rate plus 4%.  For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located.  Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.  In the event Landlord terminates this Lease due to a Default, Landlord shall use commercially reasonable efforts to mitigate its damages due to a Default.

XXI.                    Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY.  TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY.  BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE XXVI BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE XXVI BELOW) ON THE PROPERTY, BUILDING OR PREMISES (AND FOR WHOM TENANT HAS BEEN PROVIDED AN ADDRESS), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

XXII.               No Waiver.

Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel.  Either party’s failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default.  Receipt by Landlord of Tenant’s keys to the Premises in and of itself shall not constitute an acceptance or surrender of the Premises.

XXIII.          Quiet Enjoyment.

Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements set forth in this Lease.  This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

XXIV.           Intentionally Deleted.

XXV.                Holding Over.

If Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance.  Tenant’s occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the month immediately preceding the holdover.  No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise.  In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord’s inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.

XXVI.           Subordination to Mortgages; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  If requested by a successor-in-interest to all or a part of Landlord’s interest in the Lease due to foreclosure or similar action in lieu thereof, Tenant shall, without charge, attorn to the successor-in-interest.  Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser).  The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party’s actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested.  Landlord represents that as of the execution date of this Lease, the Property is not currently subject to a Mortgage.  Landlord shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from any future first Mortgagee on such Mortgagee’s standard form.

XXVII.      Attorneys’ Fees.

If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.

XXVIII.             Notice.

If a demand, request, approval, consent or notice (collectively referred to as a “notice”) shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Article I, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law.  Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if either party has vacated its Notice Address without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above.  Either party may, at any time, change its Notice Address by giving the other party written notice of the new address in the manner described in this Article.

XXIX.          Excepted Rights.

This Lease does not grant any rights to light or air over or about the Building.  Landlord excepts and reserves exclusively to itself the use of:  (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building (provided Landlord shall not unreasonably interfere with Tenant’s use and occupancy of the Premises in its access of such areas). Landlord has the right to change the Building’s name or address.  Landlord also has the right to make such other changes to the Property and Building as Landlord deems appropriate, provided the changes do not materially affect Tenant’s ability to use the Premises for the Permitted Use.  Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord’s employees or the occupants of the Building.  The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances.  A closure of the Building under such circumstances shall not constitute a constructive eviction nor except as otherwise provided herein entitle Tenant to an abatement or reduction of Rent.

XXX.               Surrender of Premises.

At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property and the Required Removables from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear, casualty, condemnation and obligations of Landlord excepted.  If Tenant fails to remove any of Tenant’s Property or Required Removables upon the termination of this Lease or of Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property.  Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property.  Tenant shall pay Landlord, upon demand, the reasonable expenses and storage charges incurred for Tenant’s Property.  In addition, if Tenant fails to remove Tenant’s Property or Required

Removables from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant’s Property to be abandoned, and title to Tenant’s Property shall be deemed to be immediately vested in Landlord.

XXXI.          Miscellaneous.

A.                                    This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the state in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state.  If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law.  The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

B.                                    Tenant shall not record this Lease or any memorandum without Landlord’s prior written consent.

C.                                    Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.

D.                                    Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).  However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

E.                                     Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or Property referred to herein, and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

F.                                      Landlord and Tenant each represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease.  Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease.  Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of the Broker with respect to this Lease and of any brokers claiming to have represented Landlord in connection with this Lease.

G.                                    Tenant covenants, warrants and represents that:  (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located.  If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities.  Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.  Landlord covenants, warrants and represents that:  (1) each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord; (2) this Lease is binding upon Landlord; and (3) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located.

H.                                   Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant.  This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship.  This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

I.                                        The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease.  Without limiting the scope of the prior sentence, it is agreed that Tenant’s obligations under Articles IV, VIII, XIV, XX, XXV and XXX and Landlord’s obligations under Article XIV shall survive the expiration or early termination of this Lease.

J.                                        Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery of it does not constitute an offer to Tenant or an option.  This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party.

K.                                   All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease.  This Lease may be modified only by a written agreement signed by Landlord and Tenant.

L.                                     Tenant, within 30 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease.  Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building and shall not request more than twice in any calendar year.  Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.

XXXII.     Hazardous Materials

A.                                    The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons in or about the Premises, Building or Property. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including attorneys’ fees and cost of cleanup and remediation) arising from Tenant’s failure to comply with the provisions of this Section. This indemnity provision shall survive termination or expiration of the Lease.

B.                                    Tenant represents and warrants that the only Hazardous Materials that shall be used in the Premises, other than substances or products for standard office use and cleaning used in compliance with all applicable laws, are as set forth in Schedule XXXII.B. attached to this Lease and incorporated herein.  Tenant shall give written notice to Landlord once annually within twenty (20) days of each anniversary of the Commencement Date of any materials on OSHA’s right to know list or which are subject to regulation by any other federal, state, municipal or other governmental authority and which Tenant intends to have present at the Premises and with such notice shall provide Landlord with all information required by such law, regulation or authority.  Tenant shall provide such further information confirming such materials and/or their use, storage or disposal, within thirty (30) days of Landlord’s reasonable request.  If Tenant’s use of the Premises (other than as generally permitted hereunder) demonstrably results in an increase in the premium for any insurance on the Building or the contents thereof, Landlord shall notify Tenant of such increase and Tenant shall pay same as Additional Rent.

C.                                    With respect to any Hazardous Materials kept, stored or used by Tenant or any Tenant Related Parties with Landlord’s consent, Tenant shall:  (i) not permit any such Hazardous Materials to escape, be released, or be disposed of in, or about the Premises, Building, or Property, (ii) promptly, timely and completely comply with all federal, state or local governmental requirements concerning such Hazardous Materials, including without limitation, use, sale, transportation, generation, treatment, disposal, licensing, permitting, reporting and record keeping, and (iii) within fifteen (15) business days of Landlord’s written request, provide evidence reasonably satisfactory to Landlord of Tenant’s compliance with all applicable federal, state or local laws, regulations or ordinances, including copies of all licenses and permits that Tenant has been required to obtain for the handling of any Hazardous Materials.  Without limitation, Hazardous Materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. Chapter 21C, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended, M.G.L. Chapter 21E, 10 CFR Part 20 Standards for Protection Against Radiation and 42 CFR Part 73 Select Agent Rule, and the regulations adopted under these acts.

D.                                    If any governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials (x) in the Building and/or the Property and (y) that has been caused by Tenant or any party acting by, through or under Tenant (including, without limitation, any employee, agent, contractor or invitee of Tenant), then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as Additional Rent if such requirement is the result of Tenant’s use or occupancy of the Premises.  Tenant shall be fully and completely liable to Landlord (either with or without negligence) for any and all cleanup costs and expenses and any and all other charges, expenses, fees, fines, penalties (both civil and criminal) and costs imposed with respect to Tenant’s use, disposal, transportation, generation and/or sale of, or Tenant’s causing or permitting the escape, disposal or release, of any Hazardous Materials by Tenant or any Tenant Related Parties.  In all events, Tenant shall indemnify Landlord from any release of Hazardous Materials in the Premises, the Building and the Property caused by Tenant or any Tenant Related Parties, or if caused by Tenant or persons acting under Tenant, elsewhere.

E.                                     Any Hazardous Materials permitted to be stored on the Premises pursuant to this Lease shall be stored in areas of the Premises exclusively designated by Tenant for such purpose.  Furthermore, immediately upon a release or threat of release of Hazardous Materials by Tenant or a breach of this Lease and otherwise within thirty (30) days after Landlord’s written request Tenant shall make available to Landlord any reasonably requested information relating to the types and amounts of all Hazardous Materials being generated, produced, brought upon, used, stored or treated on the Premises and, upon Landlord’s written request, copies of any federal, state or municipal filings or compliance reports made by Tenant with respect to such Hazardous Materials that are required by applicable law and to the extent relating to the Premises, all of which Landlord shall have the right to audit and review.  Tenant agrees to pay the reasonable cost of any environmental inspection or assessment required by any governmental agencies, mortgagees of the Property, or by any insurance carrier, to the extent that such inspection or assessment pertains to any release, threat of release, contamination, claim of contamination, loss or damage related to Hazardous Materials in the Premises or on or about the Building arising out of Tenant’s use and occupancy.

XXXIII.  Entire Agreement.

This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit A (Outline and Location of Premises), Exhibit B (Rules and Regulations), Exhibit C (Commencement Letter), Exhibit D (Work Letter), Exhibit E (Additional Provisions), Exhibit F (Expenses Exclusions), and Schedule XXXII.B.

Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESS/ATTEST:		LANDLORD:

/s/ Brian Conklin		780 DEDHAM STREET HOLDINGS, LLC, a
Maryland limited liability company
Name (print):	Brian Conklin
		By:	CWCapital Asset Management LLC, a
Massachusetts limited liability company
/s/ Chris Callahan
			By:	/s/ Marilyn Lucas
Name (print):	Chris Callahan
			Name:	Marilyn Lucas

			Tittle:	Vice President

WITNESS/ATTEST:		TENANT:

COLLEGIUM PHARMACEUTICAL, INC., a Delaware
/s/ Lisa Huguenin		corporation

Name (print):	Lisa Huguenin	By:	/s/ Michael Heffernan

		Name:	Michael Heffernan
/s/ Karen L. Potter
		Title:	President
Name (print):	Karen L Potter

03-0416362
Tenant’s Tax ID Number (SSN or FEIN)

EXHIBIT A

PREMISES

A-1

EXHIBIT B

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, all parking areas, the Property and the appurtenances.  Capitalized terms have the same meaning as defined in the Lease.  In the event of any conflict between any rules and regulations and the Lease, the Lease shall control.

1.                                     Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises.  No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas.  At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.                                      Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.  Subject to the waiver of subrogation set forth in the Lease, damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3.                                      No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord.  All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s reasonable cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel.

4.                                      Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.                                      Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises.  A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys.  All keys shall be returned to Landlord at the expiration or early termination of this Lease.

6.                                      All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

7.                                      Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by

Landlord.  Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity.  If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord.  Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity.  If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

8.                                      Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises.  Damage to the Building by the installation, maintenance, operation, existence or removal of property of Tenant shall be repaired at Tenant’s sole expense.

9.                                      Corridor doors, when not in use, shall be kept closed.

10.                               Tenant shall not:  (1) make or permit its employees, contractors and agents to make any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit its employees, contractors and agents to conduct other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.                               No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.                               No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property.  Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect.  Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

13.                               Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

14.                               Tenant shall not knowingly take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”).  Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume.  Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the date of the commencement of the Term be extended as a result of the above actions.  Landlord and Tenant shall reasonably cooperate with one another to resolve any such Labor Disruption.

15.                               Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.  Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord’s prior written consent.  Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.                               Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees, and then only if the operation does not violate the lease of any other tenant in the Building.

17.                               Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.                               Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents.  Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.                               Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant (other than use of the address of the Building) that in Landlord’s sole opinion may impair the reputation of the Building or its desirability.  Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.                               Tenant shall not canvass, solicit or peddle in or about the Building or the Property.

21.                               Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke nor shall Tenant permit smoking in the Common Areas by such parties, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building.  Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

22.                               Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance.  Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

23.                               Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits designated by Landlord.  Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

24.                               The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time.  Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

EXHIBIT C

COMMENCEMENT LETTER
(EXAMPLE)

[Date]

Collegium Pharmaceutical, Inc.
780 Dedham Street

Canton, Massachusetts 02021

Re:                             Commencement Letter with respect to that certain Lease dated as of August 22, 2012 by and between 780 DEDHAM STREET HOLDINGS, LLC, as Landlord, and COLLEGIUM PHARMACEUTICAL, INC., as Tenant, for 9,675 rentable square feet on the first floor of the Building located at 780 Dedham Street, Canton, Massachusetts.

Dear                                     :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.                                      The Commencement Date of the Lease is                                 ;

2.                                      The Termination Date of the Lease is                                 .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

Property Manager, as agent for Landlord

Agreed and Accepted:

Tenant: COLLEGIUM PHARMACEUTICAL, INC.

By:
Name:
Title:
Date:

C-1

EXHIBIT D

WORK LETTER

This Exhibit is attached to and made a part of the Lease and is entered into by and between 780 DEDHAM STREET HOLDINGS, LLC, a Maryland limited liability company (“Landlord”) and COLLEGIUM PHARMACEUTICAL, INC., a Delaware corporation (“Tenant”), for space in the building located at 780 Dedham Street, Canton, Massachusetts.

1.                                      General.

1.1                               Purpose. This Tenant Work Letter sets forth the terms and conditions governing Tenant’s construction of the initial tenant improvements to be installed in the Premises (the “Tenant Improvements”).

1.2                               Construction Representatives. Prior to submission of the Construction Drawings and Specifications pursuant to Section 3 hereof, each of Landlord and Tenant shall designate a representative (“Representative”) who shall act for Landlord and Tenant, as the case may be, in all matters regarding Tenant Improvements.

All inquiries, requests, instructions, authorizations or other communications with respect to the Tenant Improvements shall be made in writing to Landlord’s Representative or Tenant’s Representative, as the case may be.  Authorizations made by Tenant’s Representative shall be binding and Tenant shall be responsible for all costs authorized by Tenant’s Representative.  Authorizations made by Landlord’s Representative shall be binding upon Landlord.  Either party may change its Representative at any time by written notice to the other party.  Landlord shall not be obligated to respond to or act upon any plan, drawing, change order approval or other matter relating to the Tenant Improvements until it has been executed by Tenant’s Representative.

2.                                      Labor Harmony.  If at any time construction of the Tenant Improvements shall cause disharmony, interference or union disputes of any nature whatsoever, whether with contractors of the Landlord and/or other tenants or occupants of the Building, Landlord reserves the right, without any liability to Landlord whatsoever, to immediately halt such construction of the Tenant Improvements and/or bar any offending contractors and/or subcontractors from the Building until such disharmony, interference or union disputes may be resolved.

3.                                      Design and Schedule.

3.1                               Tenant Plans for Tenant Improvements.

(a)                                 Space Plan: The “Space Plan” as used herein shall mean a plan containing, among other things, a partition layout, door location and some furniture located in key spaces within the Premises.  A copy of the Space Plan is attached above as the “Proposed Layout” portion of Exhibit A.

(b)                                 Construction Drawings and Specifications: The “Construction Drawings and Specifications” as used herein shall mean the construction working drawings, the mechanical, electrical and other technical specifications, and the finishing details, including wall finishes and colors and technical and mechanical equipment installation, if any, all of which details the installation of the Tenant Improvements in the Premises.  The Construction Drawings shall be signed by Tenant’s Representative and shall:

(i)                                     be compatible with the Building shell, and with the design, construction and equipment of the Building;

(ii)                                  comply with all applicable laws, codes and ordinances including the Americans With Disabilities Act, and the rules and regulations of all governmental authorities having jurisdiction;

(iii)                               comply with all applicable insurance regulations and the requirements of the Board of Underwriters for a fire resistant Class A building;

(iv)                              include locations of all Tenant Improvements including complete dimensions;

(v)                                 indicate an overall materials specification and level of quality consistent with other new office and laboratory space construction in the Boston South Shore/Metro West metropolitan area; and

(vi)                              include a code review summary by Tenant’s architect.

(c)                                  Except as otherwise provided pursuant to Sections VIII and/or IX of the Lease, all Tenant Improvements which are permanently affixed to the Premises or alter the operational systems of the Building shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain in the Premises at all times during the Term of the Lease.  The foregoing notwithstanding, Tenant acknowledges that the portions of the Tenant Improvements listed on Schedule I attached hereto shall be deemed Required Removables and must be removed from the Premises upon the expiration or earlier termination of the Lease pursuant to Section VIII of the Lease.

3.2                               Approvals by Landlord.  The Space Plan and all Construction Drawings and Specifications for the Tenant Improvements (collectively, the “Tenant Plans”) shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed, except that Landlord shall have complete discretion with regard to granting or withholding approval of the portions of the Construction Drawings to the extent the Construction Drawings detail work that would impact the Building’s structure or systems, or affect future marketability of the Premises or Building. Any changes, additions or modifications that Tenant desires to make to the Tenant Plans shall also be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed except as provided above for the Building structure, system or appearance impact.  Landlord shall use commercially reasonable efforts to provide any written approval or disapproval to Tenant Plans or revisions thereto within ten (10) calendar days of receipt for the initial draft of the Construction Drawings (or changes to previously approved versions thereof) and three (3) Business Days of receipt of revisions to Tenant Plans required due to Landlord disapproval.

4.                                      Construction of Tenant Improvements.  Following Landlord’s final approval of the Tenant Plans and Tenant obtaining permits, subject to items (a) — (c) below Tenant shall commence and diligently proceed with the construction of the Tenant Improvements no later than three (3) Business Days following Tenant’s receipt of the Building Permit.  Tenant shall hire a contractor acceptable to Landlord to complete the Tenant Improvements.  The Tenant Improvements shall be conducted with due diligence, in a good and workmanlike manner befitting a first class office building / lab space, and in accordance with the Tenant Plans and all applicable laws, codes, ordinances and rules and regulations of all governmental authorities having jurisdiction.  Tenant shall apply for a construction permit for the Tenant Improvements (the “Building Permit”) no later than three (3) Business Days after receipt of Landlord’s approval of the Tenant Plans.  Expenses for electric service and other separately metered utilities during Tenant’s build-out and move-in shall be the responsibility of Tenant.

Subject to the waiver of subrogation set forth in the Lease, Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from any and all claims for personal or bodily injury and property damage that may arise from the performance of the Tenant Improvements, whether resulting from the negligence or willful misconduct of its general contractors, subcontractors or otherwise, except to the extent caused by Landlord, its employees, agents and contractors.  Tenant and its contractors and subcontractors shall execute such additional documents as Landlord deems reasonably appropriate to evidence said indemnity.

Tenant shall not commence the Tenant Improvements until the following is provided:

(a)                                 Insurance.  Prior to construction, Tenant shall provide Landlord with an original certificate of All-Risk Builder’s Risk Insurance (the “Builder’s Risk Insurance Policy”), subject to Landlord’s reasonable approval, in the minimum amount of the replacement cost of the Tenant Improvements issued by a company or companies reasonably acceptable to Landlord and authorized to do business in the Commonwealth of Massachusetts, covering the Premises, with premiums prepaid, and which names the Landlord as an additional insured.  Said policy shall insure the Tenant Improvements and all materials and supplies for the Tenant Improvements stored on the Premises (or at any other sites and including the Premises) against loss or damage by fire and the risks and hazards insured against by the standard form of extended coverage, and against vandalism and malicious mischief, and such other risks and hazards as Landlord may reasonably request.  Said insurance coverage shall be for 100% of replacement cost, including architectural fees.  The Builder’s Risk Insurance Policy shall contain a provision that the insurance company waive the rights of recovery or subrogation against Landlord, its agents, servants, invitees, employees, co-tenants, co-venturers, affiliate companies, and their insurers.

(b)                                 Governmental Permits.  Building permits and other appropriate permits and licenses from the appropriate agency or office of any governmental or regulatory body having jurisdiction over the Premises and which are required for the construction of the Tenant Improvements.

(c)                                  Additional Insurance.  Additional insurance to satisfy the requirements listed on Schedule II attached hereto.

5.                                      Change Orders. If Tenant requests any change or addition to or subtraction from the Tenant Improvements (“Change Order”) after Landlord’s approval of the final and complete Tenant Plans for the Tenant Improvements, Landlord shall respond to Tenant’s request for consent as soon as reasonably possible, but in no event later than three (3) Business Days after being made.  Landlord’s approval of any changes, additions or modifications that Tenant desires to make to the Tenant Plans shall not be unreasonably withheld, except that Landlord shall have complete discretion with regard to granting or withholding approval for the Building structure, system or appearance as provided in Section 3.2 above.  All reasonable, out-of-pocket costs incurred by Landlord for third-party review in connection with such change orders shall by reimbursed by Tenant to Landlord, as additional rent, with fifteen (15) days of Tenant’s receipt of an invoice therefor; provided that (i) plans for Change Orders shall not be sent for third party review unless Landlord’s property manager reasonably determines that it does not have the internal expertise to review a certain component of the plans (e.g., without limitation, review requiring expertise of a structural engineer)  and (ii) in the event the cost of such third party review would in Landlord’s reasonable estimation exceed $1,500, Landlord will notify Tenant in sufficient time so that the approval request for a Change Order may be modified or withdrawn.

6.                                      Cooperation With Other Tenants.  Tenant shall promptly remove from the Common Areas any of Tenant’s or Tenant’s contractors’ or subcontractors’ equipment, materials, supplies or other property deposited in the Common Areas during the construction of the Tenant Improvements.  Further, Tenant shall at no time disrupt or allow its employees or contractors to cause disruption to any other existing tenant’s or Building occupant’s access to their premises or the Building, nor allow disruptions of mechanical, electrical, telephone and plumbing services.  In addition, Tenant shall not interrupt or interfere with the normal business operations of any other tenant or occupant of the Building, the Property or adjacent buildings.  To the extent construction of the Tenant Improvements does, or in the reasonable opinion of Landlord may, interrupt the normal business operations of any other tenant or occupant of the Building, the Property or adjacent buildings, such portion of the Tenant Improvement work shall be performed after Normal Business Hours at such times as are directed by Landlord.

7.                                      Inspection by Landlord; Construction Supervision.  Landlord shall have the right to inspect the Tenant Improvements at all reasonable times.  Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute the Landlord’s approval of same.  There shall be no fee for Landlord’s construction management and supervision of the Tenant Improvements.

8.                                      Completion of Tenant Improvements.  Tenant shall notify Landlord in writing when the Tenant Improvements have been Substantially Completed.  Landlord shall thereupon have the opportunity to inspect the Premises in order to determine if the Premises have been Substantially Completed in accordance with the Tenant Plans. If the Tenant Improvements have not been Substantially Completed in accordance with the Tenant Plans, Landlord shall immediately following inspection, provide Tenant with written notification of the items deemed incorrect or incomplete.  Tenant shall forthwith proceed to correct the incorrect or incomplete items.  Notwithstanding anything to the contrary, the Tenant Improvements shall not be considered suitable for review by Landlord until all designated or required governmental inspections, permits and certifications necessary for the Tenant Improvements, including, but not limited to a temporary or final certificate of occupancy, have been made, given and/or posted.  As used herein, the Tenant Improvements shall be deemed “Substantially Completed” when (i) the improvements have been completed in accordance with the Tenant Plans such that the Premises may be occupied by Tenant for the commencement of its business operations therein, subject only to completion of minor finishing, adjustment of equipment, and other minor construction aspects which shall not disturb Tenant’s business operations and (ii) Tenant has procured a (temporary or permanent) certificate of occupancy permitting the uninterrupted occupancy of the Premises, if required by law.

9.                                      Tenant Improvement Allowance.  Landlord shall reimburse Tenant for the Costs of Tenant Improvements (as hereinafter defined) in an amount not to exceed $174,150 (the “Improvement Allowance”).  Landlord shall also provide Tenant up to an additional $164,475 (the “Reimbursable Allowance”) to be applied to the Costs of Tenant Improvements. The Improvement Allowance and Reimbursable Allowance shall be collectively referred to herein as the “Allowance”.  Tenant shall be solely responsible for the amount by which the Costs of Tenant Improvements exceeds the Allowance.

Tenant acknowledges that any request for payment of the Allowance must be delivered to Landlord in the form of AIA Document G702 (Application for Payment) together with evidence of paid invoices and fully executed, notarized lien waivers (without contingency) covering the work for which reimbursement is then being requested; provided that no disbursement of the Allowance shall occur until such time that Landlord has received (a) final, Landlord-approved Construction Drawings signed by Tenant’s architect, (b) a copy of the building permit and (c) a copy of the fully-executed construction contract for the Tenant Improvements.  Subject to the foregoing, Landlord shall make disbursements of the Allowance not more often than once every thirty (30) calendar days within ten (10) business days after the Landlord’s receipt of a requisition therefor, together with all required documentation and after Tenant’s completion of the Tenant Improvements covered by such requisition.

After Tenant’s completion of Tenant Improvements and delivery to Landlord of (a) evidence that the Tenant Improvements have been fully paid for, (b) fully executed and notarized final lien waivers for all Tenant Improvements work, (c) as-built plans for all Tenant Improvements signed by Tenant’s architect and (d) an HVAC balancing report reasonably acceptable to Landlord, Landlord shall, after written request from Tenant, disburse to Tenant the final installment of the Allowance to the extent Tenant has satisfied the requirements for disbursement.

Landlord shall first disburse the Improvement Allowance until fully expended (except with respect to Tenant’s final requisition, which shall be disbursed upon completion of the Tenant Improvements as provided above) and thereafter disburse any requested portion of the Reimbursable Allowance.  Commencing on the Commencement Date, Tenant shall reimburse Landlord, as Additional Rent, the amount of the Reimbursable Allowance disbursed to Tenant, payable in equal monthly amounts with Tenant’s monthly payments of Base Rent, such repayment to be amortized over the initial thirty-six (36) full calendar months of the Term at 8% interest per annum.  By way of example only, in the event the entire Reimbursable Allowance is disbursed to Tenant, the monthly amount due shall be $5,154.05.  In the event this Lease is terminated prior to the full repayment of the Reimbursable Allowance, then portion of the unpaid Reimbursable Allowance shall be immediately due and payable, and the obligation to repay such amounts shall survive the termination of this Lease.

“Costs of Tenant Improvements” shall mean the design and architectural costs to prepare the Tenant Plans, costs of all labor and materials, costs for removal of all construction debris, costs of cabling and wiring, general contractor’s fees, project management costs and any permit or license fees necessary for completion of construction of Tenant Improvements, and shall include the construction management and supervisory fee described in Section 7 above.  Landlord shall be under no obligation to disburse any portion of the Improvement Allowance for any relocation costs or other furniture, trade fixtures or equipment of Tenant, nor for any purposes other than as provided in this Exhibit D, nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, supplier, workers or material men.  Landlord shall be under no obligation to disburse the Improvement Allowance if the disbursement request is received after February 1, 2013, and Tenant shall not thereafter be entitled to any such undisbursed portion of the Improvement Allowance after said date.

10.                               Test-Fit Allowance.  Landlord shall reimburse Tenant for $774.00 (the “Test-Fit Allowance”) of the cost of preparing test-fit plans for the Premises, and Tenant shall be solely responsible for the amount by which the costs of preparing test-fit plans for the Premises exceeds the Test-Fit Allowance.  After Tenant’s delivery to Landlord of evidence confirming the cost of preparing test-fit plans for the Premises has been fully paid for, Landlord shall, after written request from Tenant, disburse to Tenant the Test-Fit Allowance in a lump sum.

SCHEDULE I

TO EXHIBIT D

TENANT IMPROVEMENTS REQUIRED REMOVABLES

Any lab-related items, including casework, hoods, air handlers (including without limitation any portion thereof located on the roof or exterior of the Building), lab sinks, and any specialty items such as any equipment related to “gas storage” and “hazardous materials storage”.

All roof penetrations shall be closed and restored back to the condition existing on the date of Lease execution.

SCHEDULE II

TO EXHIBIT D

INSURANCE REQUIREMENTS

Tenant must provide Landlord with written evidence of the following minimum insurance requirements.  In no way do the following minimum requirements limit the liability assumed elsewhere in this Exhibit D or the Lease, as amended.

A.                                    Workers’ Compensation and Employer’s Liability.

1.                                      Statutory requirements in the Commonwealth of Massachusetts to include all areas involved in operations covered under the Work Letter for the Premises.

2.                                      Coverage “B” - Employer’s Liability, limit - $1,000,000.

B.                                    Commercial General Liability.

1.                                      Commercial General Liability:  Form providing coverage not less than that of the occurrence form ISO Standard Commercial General Liability Insurance, including but not limited to bodily injury, personal injury, independent contractors’ products - completed operations (construction risks only), Broad Form Property Damage(including Completed Operations for a period of not less than three (3) years - construction risk only).  For those contractors selling/manufacturing products, Commercial General Liability coverage should be specifically endorsed to include products liability.

2.                                      Contractual Liability, Blanket basis insuring the liability assumed under this Agreement.

3.                                      Limits of Liability: Bodily Injury and Property Damage - $1,000,000 each occurrence, $1,000,000 aggregate; and Personal Injury - $1,000,000 each occurrence.

C.                                    Commercial Auto Policy

1.                                      Commercial Auto Policy form, including all Owned, Non-Owned and Hired Vehicles.

2.                                      Limits of Liability:  Bodily Injury - $1,000,000 each person, $1,000,000 each occurrence; and Property Damage - $1,000,000 each occurrence.

D.                                    Umbrella Liability

Such insurance shall provide coverage with limits of not less than $4,000,000 per occurrence/$4,000,000 aggregate, in excess of the underlying coverages listed in Paragraphs A, B, and C above.

EXHIBIT E

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease and is entered into by and between 780 DEDHAM STREET HOLDINGS, LLC, a Maryland limited liability company (“Landlord”) and COLLEGIUM PHARMACEUTICAL, INC., a Delaware corporation (“Tenant”), for space in the building located at 780 Dedham Street, Canton, Massachusetts.

1. Extension Option

Provided the original Tenant named herein or a tenant pursuant to a Permitted Transfer is itself occupying the entire Premises at the time of giving its notice to exercise its option (the “Extension Notice”) and at the commencement of the Extension Term (as defined herein), Tenant shall have the right and option to extend the Term for one (1) additional period of five (5) years (“Extension Term”).  The right and option to so extend the term shall be personal to the Tenant executing this Lease or a tenant pursuant to a Permitted Transfer and such right and option may not be assigned or transferred to any other party or entity.  The Extension Term is to commence immediately upon expiration of the initial Term (the “Original Term”), provided that Tenant shall give Landlord notice of Tenant’s exercise of such option by no later than twelve (12) months and, except as provided in Exhibit E Section 2 below, no earlier than fifteen (15) months prior to the then scheduled expiration of the Original Term, and provided further that no Default exists at the time of giving the Extension Notice or at the commencement of the Extension Term.  If a Default, or event which with the giving of notice or the passage of time, or both, would constitute a Default, exists at the time of giving the Extension Notice or at the time of commencement of the Extension Term, Tenant’s exercise of such option shall, at the option of Landlord, be null and void and of no further force and effect.  Prior to the exercise by Tenant of any such option, the expression “Term” shall mean the Original Term.  Except as expressly otherwise provided in the following paragraph, all the terms, covenants, conditions, provisions and agreements in the Lease contained herein shall be applicable to the Extension Term, except that there shall be no further extension terms.  If Tenant shall give the Extension Notice in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of the Extension Notice without the requirement of any further action on the part of either Landlord or Tenant.  If Tenant shall fail to timely give the Extension Notice as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions.

The Base Rent payable during the Extension Term shall be an amount equal to the Fair Market Rent for the Premises as of the commencement date of the Extension Term.  The Fair Market Rent shall be determined in accordance with the provisions set forth below.  If for any reason the Base Rent payable during the Extension Term has not been determined as of the commencement date of the Extension Term, Tenant shall pay the Base Rent payable for the year immediately preceding the commencement of the Extension Term until the Base Rent for the Extension Term is determined, at which time, an appropriate adjustment, if any, shall be made.

“Fair Market Rent” shall mean the anticipated rent for the Premises as of the commencement of the Extension Term under market conditions then existing for similar office/research and development space in the market.  No later than one (1) month after Tenant’s Extension Notice, Landlord shall notify Tenant of Landlord’s estimate of the Fair

Market Rent.  No later than fifteen (15) Business Days after such notification, Tenant may dispute Landlord’s estimate of Fair Market Rent upon written notice thereof to Landlord which written notice shall contain Tenant’s estimate of the Fair Market Rent.  If Tenant disputes Landlord’s estimate of Fair Market Rent within such fifteen (15) Business Day period, then the Fair Market Rent shall be determined by agreement between Landlord and Tenant during the next thirty (30) day period (the “Discussion Period”), but if Landlord and Tenant are unable to agree upon the Fair Market Rent during the Discussion Period, then the Fair Market Rent shall be determined by the determination of a board of three (3) M.A.I. appraisers as hereafter provided, each of whom shall have at least five (5) years’ experience in the Metro-west Boston office and light industrial rental market and each of whom is hereinafter referred to as “appraiser”. Tenant and Landlord shall each appoint one such appraiser and the two appraisers so appointed shall appoint the third appraiser (the “Neutral Appraiser”).  The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser.  The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord.  Landlord and Tenant shall appoint their respective appraisers no later than fifteen (15) days after the expiration of the Discussion Period and shall designate the appraisers so appointed by notice to the other party.  The two appraisers so appointed and designated shall appoint the Neutral Appraiser no later than twenty (20) days after the end of the Discussion Period and shall designate such appraiser by notice to Landlord and Tenant.  The Neutral Appraiser shall then choose either the Landlord’s estimate of Fair Market Rent or the Tenant’s estimate of Fair Market Rent as the Fair Market Rent of the space in question as of the commencement of the Extension Term and shall notify Landlord and Tenant of its determination no later than sixty (60) days after the end of the Discussion Period. The Fair Market Rent of the subject space determined in accordance with the provisions of this Section shall be deemed binding and conclusive on Tenant and Landlord.  Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the “failing party”) the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within ten (10) days of the giving of such notice and if the failing party shall not respond by appointment of its appraiser within said (10) day period, then the appraiser appointed by the other party shall be the sole appraiser whose choice of either the Landlord’s or the Tenant’s estimate of Fair Market Rent shall be binding and conclusive upon Tenant and Landlord.  All times set forth herein are of the essence.

2.  Right of First Offer

Effective as of the date hereof, and subject to the terms and conditions set forth below and subject to any right of the existing tenants in such space to extend the term of their lease, Tenant shall have a one-time “Right of First Offer” to lease any space in the Building contiguous with the Premises that becomes available during the Term (the “ROFO Space”), which lease will be for a term which shall be coterminous with the Term then in effect.  Landlord will provide Tenant with advance written notice of its plans to market any portion of the ROFO Space for lease to any unrelated third party, which notice shall specify Landlord’s estimate of the fair market rent for the ROFO Space, the date of availability of such ROFO Space and all other material terms and conditions which will apply to such ROFO Space (the “Availability Notice”).

Prior to the end of the ten (10) Business Day period following Landlord’s delivery of the Availability Notice to Tenant, Tenant may either (i) provide written notice to Landlord of Tenant’s acceptance of the terms set forth in the Availability Notice (a “ROFO Acceptance”) or (ii) negotiate with Landlord for terms other than as set forth in the Availability Notice and enter into a mutually agreeable, written and fully-executed letter of intent with Landlord upon such terms

(a “ROFO LOI”).  If Tenant timely delivers a ROFO Acceptance or timely enters into a fully-executed ROFO LOI, Landlord and Tenant shall thereafter execute an amendment to the Lease incorporating the ROFO Space into the Premises upon the terms contained in the Availability Notice or ROFO LOI, as applicable, within ten (10) Business Days.  If Tenant fails to timely deliver a ROFO Acceptance or enter into a fully-executed ROFO LOI, or fails to timely enter into a lease amendment for the ROFO Space, for reasons other than any delay by Landlord, Tenant shall be deemed to have waived its rights with respect to the ROFO Space set forth in the Availability Notice and Landlord shall be entitled to lease all or any portion of the ROFO Space to any third party or parties on such terms and conditions, including, without limitation, options to extend the term of such lease and/or expand the premises under such lease, and for such rent as Landlord determines, all in its sole discretion, and the Right of First Offer with respect to any such space shall be of no further force or effect.

Notwithstanding any contrary provision of this Section 2 or any other provision of the Lease, the Right of First Offer and any exercise by Tenant of any Right of First Offer shall be void and of no effect unless, on the date Tenant notifies Landlord that it is exercising the Right of First Offer and on the commencement date of the amendment for the ROFO Space, (i) the Lease is in full force and effect, (ii) no Default of Tenant has occurred under the Lease which remains continuing and uncured after any applicable notice and opportunity to cure, (iii) Tenant shall not have assigned the Lease other than pursuant to a Permitted Transfer, and there shall not be any sublease or subleases in effect as of the commencement of the term of the Lease for any of the ROFO Space and (iv) there shall be at least twenty-four (24) full calendar months remaining in the Term, it being acknowledged that Landlord shall provide any applicable Availability Notices during the period that is between twenty-four (24) full calendar months and twelve (12) full calendar months before the expiration of the initial Term, and Tenant’s exercise of the Right of First Offer during such period shall only be effective if Tenant simultaneously exercises the Extension Option set forth in Exhibit E Section 1 together with Tenant’s delivery of a ROFO Acceptance.

3. Parking

Tenant shall have the right to use, on a non-reserved, non-exclusive basis, parking in the parking lot adjacent to the Building at a ratio of four (4) vehicle spaces per each one thousand (1,000) rentable square feet of the Premises (i.e. non-reserved parking for thirty-nine (39) motor vehicles based upon the Tenant’s occupancy of 9,675 rentable square feet; the foregoing referred to herein as “Tenant’s Parking Rights”).   Tenant’s Parking Rights shall be non-transferable (directly or indirectly) to any other institutions, entities or individuals other than pursuant to a permitted assignment of this Lease or sublease under this Lease.

Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the parking lot.  Landlord shall not be liable for any loss, injury or damage to persons using the parking lot or automobiles or other property thereon, it being agreed that, to the fullest extent permitted by law, the use of the parking lot and the parking spaces shall be at the sole risk of Tenant and its employees.  Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the parking lot.

Tenant’s Parking Rights shall be subject to such reasonable rules and regulations therefor as may be set and changed with reasonable prior notice by the Landlord from time to time and uniformly enforced by Landlord during the Term.  Tenant’s Parking Rights are non-

assignable and intended solely for the use of Tenant’s employees working from and business invitees to the Premises and of any permitted assignee of this Lease or subtenant under this Lease; and as such Tenant shall not offer them for “use” or “license” to any other entity, the general public, or any other tenants of the Building.  All such appurtenant rights for parking as set forth in this Section are automatically terminated upon termination of this Lease and shall have no separate independent validity or legal standing.  Tenant shall have access to and use of the parking areas on a 24-hour per day, 7 day per week basis, provided that Landlord reserves the right to relocate and/or temporarily close any or all of the parking facilities to the extent necessary in the event of a casualty or governmental taking or for maintenance and repairs of the parking facility and Landlord shall reopen the same or provide replacement parking facilities as soon as practicable thereafter.

4. Signage

Except as expressly permitted in this Section 4 of this Exhibit E or the Lease, Tenant shall not place any signs, placards, awnings or the like on the Building or on the exterior of the Premises (including without limitation both interior and exterior surfaces of windows).  Subject to Tenant obtaining all necessary approvals and permits therefor, including without limitation from the Town of Canton, and subject to the terms of this Section 4 of Exhibit E, Tenant may install Tenant-identification signage on the exterior of the Building over the main entrance to the Premises and its name and company logo on the main Premises entry door.  Final plans and specifications, including without limitation artwork, for such signage must be submitted to Landlord for its written approval before installation, which approval will not be unreasonably withheld.  The costs of such signage and the installation thereof, including the costs of any required permits or approvals and/or the costs of any utilities serving the sign, shall be the responsibility of Tenant and Landlord shall install same at competitive market rates.  The Tenant shall comply at its own expense with the requirements of all laws and regulations affecting the maintenance of Tenant’s signs.  If any signage requires electrical service, Tenant shall be responsible for connecting the same to Tenant’s separate meter.  Tenant shall remove all signs upon termination of this Lease, repair any damage caused by such removal, and return the Premises and the Building to their condition prior to the placement or erection of said signs (ordinary wear and tear, casualty, condemnation and Landlord’s obligations excepted), all at Tenant’s sole cost and expense.

EXHIBIT F

EXPENSES EXCLUSIONS

1)                                     legal fees or other expenses incurred in connection with enforcing leases with tenants in the Building;

2)                                    management fees in excess of 5% of the net rentals collected for the Building on an annual basis (which exclusion shall apply during the initial term of the Lease only);

3)            rental on ground leases or other underlying leases and the costs of providing the same;

4)                                     wages, bonuses and other compensation of employees above the grade of Building Manager and fringe benefits other than insurance plans and tax qualified benefit plans;

5)                                     increased insurance or Taxes assessed specifically to any tenant of the Building or the Property for which Landlord is entitled to reimbursement from such other tenant;

6)                                     charges for electricity, water, or other utilities, services or goods and applicable taxes provided exclusively to Tenant or any other tenant, occupant, person or other party, for which Tenant or such other tenant, occupant, person or other party is obligated to reimburse Landlord or to pay to third parties;

7)                                     cost of any HVAC, janitorial or other services provided to tenants on an extra cost basis after regular business hours;

8)                                     the cost of installing, operating and maintaining any specialty service, such as a cafeteria, observatory, broadcasting facilities, child or daycare;

9)                                     cost of any work or services performed for any facility other than the Building or Property;

10)                              any cost representing an amount paid to a person firm, corporation or other entity related to Landlord that is in excess of the commercially reasonable amount which would have been paid in the absence of such relationship;

11)                              charitable or political contributions;

12)                              reserve funds;

13)                              all other items for which another party compensates or pays so that Landlord shall not recover any item of cost more than once;

14)                              costs related to public transportation, transit or vanpools;

15)                              rental for any space in the Building set aside for conference facilities, storage facilities or exercise facilities;

16)                             Taxes paid pursuant to Article IV or any income, profits, capital levy, franchise, capital stock, gift, estate or inheritance tax; and

17)                              costs to correct violations of Law that exist on the Commencement Date.

F-1

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:                           ,20

EXHIBIT G

FORM OF LETTER OF CREDIT

[see attached]

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:

CLIENT’S SIGNATURE(S)	DATE

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:                         , 20

BENEFICIARY:

AS “LANDLORD”

APPLICANT:

COLLEGIUM PHARMACEUTICAL, INC.

400 HIGHLAND CORPORATE DRIVE

CUMBERLAND, RI 02864

AS “TENANT”

AMOUNT: US$                          (                                                     AND NO/100 US

DOLLARS)

EXPIRATION DATE:                     (TBD - ONE YEAR FROM L/C ISSUANCE)

LOCATION:         SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF             IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THE BANK’S OFFICE (AS DEFINED BELOW) OF THE FOLLOWING DOCUMENTS:

1.         THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

2.         YOUR SIGHT DRAFT, IN WHOLE OR IN PART DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3.         A DATED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING ANY OF THE FOLLOWING WITH INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH:

(A.)“AN EVENT HAS OCCURRED UNDER THE CERTAIN OFFICE LEASE AGREEMENT BETWEEN COLLEGIUM PHARMACEUTICAL, INC., AS TENANT, AND BENEFICIARY, AS LANDLORD, WHICH ENTITLES LANDLORD TO NOW DRAW DOWN ON THE LETTER OF CREDIT.”

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:

CLIENT’S SIGNATURE(S)	DATE

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:                         , 20

OR

(B.)“BENEFICIARY HAS RECEIVED A NOTICE FROM SILICON VALLEY BANK THAT ITS IRREVOCABLE LETTER OF CREDIT NUMBER SVBSF          WILL NOT BE EXTENDED AND APPLICANT HAS FAILED TO PROVIDE A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO BENEFICIARY WITHIN THIRTY (30) DAYS PRIOR TO THE CURRENT EXPIRATION DATE.”

THE OFFICE LEASE MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IS NOT INTENDED THAT SAID OFFICE LEASE BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED.

THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR SUCH OTHER ADDRESS AS BENEFICIARY MAY FROM TIME TO TIME DESIGNATE IN A NOTICE DELIVERED TO SILICON VALLEY BANK AT THE BANK’S OFFICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN- CURRENT EXPIRATION DATE. BUT IN ANY EVENT THIS LETTER OF CREDIT WILL

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:

CLIENT’S SIGNATURE(S)	DATE

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:                         , 20

NOT BE EXTENDED BEYOND                                  WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE “FINAL EXPIRATION DATE”. UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.

THIS LETTER OF CREDIT IS TRANSFERABLE WITHOUT COST TO THE BENEFICIARY ONE OR MORE TIMES BY THE ISSUING BANK, AT THE REQUEST OF THE BENEFICIARY, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY (“TRANSFEREE”). ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION. INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT “B” DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF 1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY REQUEST FOR TRANSFER IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY OUR TRANSFER FEE. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER OF THIS LETTER OF

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:

CLIENT’S SIGNATURE(S)	DATE

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:                         , 20

CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, ***, ATTENTION: GLOBAL FINANCIAL SERVICES - STANDBY LETTER OF CREDIT DEPARTMENT; OR BY FACSIMILE TRANSMISSION AT: *** OR *** AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO. *** OR ***, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION DEPARTMENT WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE, PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.

AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE ISP98 (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE WITHIN THREE (3) BUSINESS DAYS AFTER PRESENTATION.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:

CLIENT’S SIGNATURE(S)	DATE

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:                         , 20

REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICE ISP98. INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK,

(FOR BANK USE ONLY)	(FOR BANK USE ONLY)

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:

CLIENT’S SIGNATURE(S)	DATE

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:                         , 20

EXHIBIT “A”

2.

3.           SIGHT DRAFT/BILL OF EXCHANGE

	DATE:	REF. NO.

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF
US$
U.S. DOLLARS

“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF DATED , 20 ”

TO:	SILICON VALLEY BANK

	3003 TASMAN DRIVE	[INSERT NAME OF BENEFICIARY]
SANTA CLARA, CA 95054

Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.              DATE        INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.              REF. NO.      INSERT YOUR REFERENCE NUMBER IF ANY.

3.              PAY TO THE ORDER OF:       INSERT NAME OF BENEFICIARY

4.              US$       INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.              U.S. DOLLARS       INSERT AMOUNT OF DRAWING IN WORDS.

6.              LETTER OF CREDIT NUMBER       INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT
PERTAINS TO THE DRAWING.

7.              DATED       INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:

CLIENT’S SIGNATURE(S)	DATE

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:                         , 20

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AT *** OR AT *** O AT ***.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:

CLIENT’S SIGNATURE(S)	DATE

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATED:                         , 20

EXHIBIT “B”

DATE:

TO:	SILICON VALLEY BANK
	***	RE:	IRREVOCABLE STANDBY LETTER OF CREDIT
	ATTN:INTERNATIONAL DIVISION.		NO. ISSUED BY
	STANDBY LETTERS OF CREDIT		SILICON VALLEY BANK, SANTA CLARA
L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED Beneficiary TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER  ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

PAGE 9

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:

CLIENT’S SIGNATURE(S)

SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument. We further confirm that the Company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

Schedule XXXII.B.